Exhibit 99.1

USAA MUTUAL FUND BUSINESS (A Business of United Services Automobile Association) COMBINED FINANCIAL STATEMENTS Years Ended December 31, 2018, 2017 and 2016

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Report of Independent Auditors

The Board of Directors USAA Mutual Fund Business

We have audited the accompanying combined financial statements of USAA Mutual Fund Business, which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of operations, parent’s equity (deficit) and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of USAA Mutual Fund Business at December 31, 2018 and 2017, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2018 in conformity with U.S. generally accepted accounting principles.

April 26, 2019

USAA MUTUAL FUND BUSINESS

Combined Balance Sheets

December 31, 2018 and 2017

(Dollars in thousands)

	2018	2017
Assets
Cash and cash equivalents	$36,042	$29,129
Advisory and administration fees receivable	26,652	26,648
Deferred income taxes receivable, net	7,681	9,059
Software and equipment, net	1,641	4,313
Other assets	3,503	3,241
Total assets	$75,519	$72,390

Liabilities and Parent’s Equity
Liabilities:
Accrued personnel expenses	$41,459	$50,382
Payable to members and custodians	26,381	22,332
Payable to affiliates	17,387	19,114
Accounts payable and accrued expenses	10,911	11,978
Total liabilities	96,138	103,806

Parent’s Equity:
Net Parent Investment	(20,619)	(31,416)
Total Parent’s equity (deficit)	(20,619)	(31,416)

Total liabilities and Parent’s equity (deficit)	$75,519	$72,390

See accompanying notes to the combined financial statements.

USAA MUTUAL FUND BUSINESS

Combined Statements of Operations

Years ended December 31, 2018, 2017 and 2016

(Dollars in thousands)

	2018	2017	2016
Revenues
Advisory fees	$312,145	$297,721	$276,200
Administration fees	182,501	177,524	172,242
Total revenues	494,646	475,245	448,442
Expenses
Account servicing expenses	164,676	160,069	161,835
Compensation and benefits	107,133	115,652	111,833
Data processing and communications	70,331	59,272	53,997
General and administrative	46,833	53,874	39,587
Advertising	10,332	19,377	19,296
Other expenses	21,337	19,992	17,894
Total expenses	420,642	428,236	404,442

Income before income taxes	74,004	47,009	44,000

Income tax expense	17,921	22,697	16,335

Net income	$56,083	$24,312	$27,665

See accompanying notes to the combined financial statements.

USAA MUTUAL FUND BUSINESS

Combined Statements of Parent’s Equity (Deficit)

Years ended December 31, 2018, 2017 and 2016

(Dollars in thousands)

	Net Parent Investment
	2018	2017	2016
Balance at January 1	$(31,416)	$(24,270)	$(21,487)

Net income	56,083	24,312	27,665
Net transfers to Parent	(45,286)	(31,458)	(30,448)
Balance at December 31	$(20,619)	$(31,416)	$(24,270)

See accompanying notes to the combined financial statements.

USAA MUTUAL FUND BUSINESS

Combined Statements of Cash Flows

Years ended December 31, 2018, 2017 and 2016

(Dollars in thousands)

	2018	2017	2016
Cash flows from operating activities:
Net income	$56,083	$24,312	$27,665
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of software and equipment	2,672	2,724	1,112
Deferred income tax expense	1,378	4,382	1,425
Net change in:
Advisory and administration fees receivable	(4)	(678)	2,033
Other assets	(262)	(1,263)	720
Accrued personnel expenses	(8,923)	987	1,204
Payable to members and custodians	4,049	(274)	(20,427)
Payable to affiliates	(1,727)	(357)	(1,965)
Accounts payable and accrued expenses	(1,067)	659	4,730
Net cash provided by (used in) operating activities	52,199	30,492	16,497

Cash flows from investing activities:
Purchases of software and equipment	—	—	(5,046)
Net cash provided by (used in) investing activities	—	—	(5,046)

Cash flows from financing activities:
Net transfers from (to) Parent	(45,286)	(31,458)	(30,448)
Net cash provided by (used in) financing activities	(45,286)	(31,458)	(30,448)

Net increase (decrease) in cash and cash equivalents	6,913	(966)	(18,997)

Cash and cash equivalents at beginning of year	29,129	30,095	49,092

Cash and cash equivalents at end of year	$36,042	$29,129	$30,095

See accompanying notes to the combined financial statements.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

(1)    Description of the business

On November 6, 2018, United Services Automobile Association (USAA or the Parent) entered into a definitive stock purchase agreement to sell the USAA Mutual Fund Business (collectively, we, us, the Business or the Company), which includes the asset management of the USAA Mutual Funds, transfer agency operations, third party distribution of the USAA Mutual Funds, and the asset management of the 529 college savings plan, to Victory Capital Holdings, Inc. (Victory) a publicly traded investment management firm. Per the agreement, the Business will be sold to Victory for $850,000, plus the opportunity for additional contingent payments based on future performance of the Business. The transaction is expected to close in the second quarter of 2019. The accompanying carve-out financial statements (Annual Audited Combined Financial Statements or Combined Financial Statements) were prepared for the purpose of providing Victory historical information to comply with the rules and regulations of the Securities and Exchange Commission (SEC) under Rule 3‑05 of Regulation S-X.

The Business provides investment advisory services, administration and shareholder servicing services and transfer agent services for the USAA Mutual Funds and exchange traded funds (ETFs) that are underwritten and distributed by USAA Investment Management Company. The Business also serves as administrator for a 529 college savings plan offered to USAA members and contracts with third-party intermediaries to offer the USAA Mutual Funds on their platforms. USAA members primarily includes active duty, retired, or honorably discharged United States military personnel and their families. Historically, the results of operations of the Business have been reported in the Parent’s consolidated financial statements.

(2)    Basis of Presentation

Historically, the USAA Mutual Fund Business operated as a business within consolidated USAA, rather than as a standalone company or a separate, distinguishable subsidiary. Consequently, the accompanying Annual Audited Combined Financial Statements of the Business have been prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of USAA. These Annual Audited Combined Financial Statements, as of, and for the years ended December 31, 2018, 2017 and 2016, are presented as carve-out financial statements, and reflect the combined historical results of operations, financial position and cash flows of the Business, in conformity with accounting principles generally accepted in the United States (GAAP). Our financial position, results of operations and cash flows represented in the accompanying Annual Audited Combined Financial Statements may not be indicative of what they would have been had we been a separate standalone entity during the periods presented, nor are they necessarily indicative of the Business’ future results of operations, financial position and cash flows.

The Combined Balance Sheets reflect, among other things, all of the assets and liabilities of USAA that are directly attributable to the Business. Certain receivables and payables have been allocated to the Business based on a ratio applicable to the specific nature of the receivable or payable. We are not a legal obligor to any third-party and have not entered into affiliate debt arrangements for which we would include short or long-term debt in the accompanying Combined Balance Sheets. Additionally, USAA’s debt has not been allocated to us for any of the periods presented.

The Combined Statements of Operations include all revenues and costs directly attributable to the Business. The results of operations also include expense allocations for services and certain support functions that are provided on a centralized basis within USAA such as legal, human resources, information systems, marketing and various other USAA corporate functions that are routinely allocated to the Business and reflected in the Combined Statements of Operations line items to which the service pertains. This is more fully described in note 4A, Transactions with affiliates - Allocated costs.

There is no formal equity instrument of the Business held by USAA or any other party. Accordingly, Net Parent Investment in the Business is shown in lieu of Stockholder’s Equity. Transactions and allocations between USAA and the Business are reflected in equity in the Combined Balance Sheet as Net Parent Investment and in the Combined Statements of Cash Flows as a financing activity in Net transfers to Parent. The majority of transactions and allocations between USAA and the Business have been deemed paid between the parties, in cash, in the period in which the transaction or allocation was recorded in the Audited Annual Combined

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

Financial Statements. These transactions exclude balances under certain contracts with affiliates that, as per the terms of the Stock Purchase Agreement will be assigned to Victory. These are more fully described in note 4B, Transactions with affiliates - Other transactions with affiliates.

Income taxes presented within these financial statements are provided for under the separate return method. The separate return method provides an allocation of current and deferred income taxes to the Company that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740, as if the Company was a separate taxpayer. The allocation is required because, historically, the Company’s operations have been included in the consolidated tax returns filed by USAA, and taxes have been allocated to the Company based upon a written tax allocation agreement.

Our portion of current income taxes payable is deemed to have been remitted to USAA in the period the related tax expense was recorded. Our portion of current income taxes receivable is deemed to have been remitted to us by USAA in the period to which the receivable applies only to the extent that we could have recognized a refund of such taxes on a stand-alone basis under the law of the relevant taxing jurisdiction.

The Annual Audited Combined Financial Statements may not include all of the actual expenses that would have been incurred had the Business operated as a standalone company during the periods presented. All of the allocations and estimates in the Annual Audited Combined Financial Statements are based on assumptions that management of USAA and the Business believe are reasonable. Actual costs that would have been incurred if the Business had been a stand- alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as the division of shared services in legal, human resources, information systems and marketing, among others.

The preparation of the Annual Audited Combined Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results may ultimately differ from those estimates, and the differences may be material.

(3)    Significant accounting policies and pronouncements

A.   Basis of combination

The Annual Audited Combined Financial Statements of the Business have been prepared in accordance with U.S. GAAP. The significant accounting policies described below, together with the other notes that follow, are an integral part of the Annual Audited Combined Financial Statements. In preparing the Annual Audited Combined Financial Statements all significant intercompany accounts and transactions within the Business have been eliminated. All significant intercompany transactions with the Parent are deemed to have been settled in the period incurred through Net Parent Investment, unless otherwise identified and discussed in note 4, Transactions with affiliates.

B.   Cash and cash equivalents

Cash and cash equivalents consist of cash and short term, highly liquid investments with original maturities of three months or less. Cash and cash equivalents included in the accompanying Combined Balance Sheets reflect cash accounts that are specifically attributable to the Business. Cash consists of funds on deposit with United States based financial institutions insured by Federal Deposit Insurance Corporation. Amounts on deposit may exceed federally insured levels. We do not believe there is any significant risk related to the balance.

C.   Advisory and administration fees receivable

Advisory and administration fees receivable consists of the monthly accrual of amounts earned for the management and administration of customer accounts. Advisory and administration fee revenue is recognized in the month the services are provided and settled by the following month.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

D.   Software and equipment, net

Software and equipment, net consists primarily of purchased and internally developed software as well as relevant equipment directly attributable to the Business. Certain internal software development costs are capitalized to the extent they are direct costs incurred for materials and services  used in developing or obtaining internal-use computer software and payroll and payroll related costs for employees who are directly associated with the internal-use computer software during the successful application development stage.

Costs are expensed as incurred during the preliminary project stage and post implementation stage. Amortization of capitalized costs begins when the software is ready for its intended use. Capitalized costs related to purchased software and internally developed software are amortized over their useful lives (typically three years) using the straight-line method.

We evaluate long-lived assets (including equipment and software) for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Capitalized software projects are evaluated for impairment at the asset level at least annually. An impairment loss is recognized if the undiscounted cash flows of the asset are less than the corresponding carrying amount. An impairment loss meeting the recognition criteria is measured as the amount by which the carrying amount for financial reporting purposes exceeds the fair value of the asset. Software assets are retired when replaced. Accrued capitalized costs associated with an individual project that is later stopped and does not complete its scope are analyzed on a case-by-case basis to determine the appropriate treatment of costs incurred prior to stoppage. Costs may or may not be eligible for capitalization in follow- on projects. Absent evidence to the contrary, fully amortized software assets greater than five years old are presumed to be obsolete and are automatically retired.

E.   Payable to members and custodians

Payable to members and custodians consists of payable balances related to the sale and purchase of mutual fund units by USAA members and are pending settlement of cash proceeds. The corresponding cash balances related to these transactions are included in cash and cash equivalents within the Combined Balance Sheets.

F.   Income taxes

Deferred income taxes are recognized for the future federal and state consequences of “temporary differences” between the financial statement carrying amounts and the respective tax bases of existing assets and liabilities. Deferred income taxes are measured by applying enacted statutory tax rates applicable to the future years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax receivables and payables of a change in tax rates is recognized in operations in the period that includes the enactment date. The settlement of tax obligations is assumed in the period incurred and included in Net Parent Investment. State tax returns are filed by the Parent, where applicable, and the resulting state income taxes are reflected in the combined financial statements.

Valuation allowances are established when management determines that it is more likely than not that some portion, or all, of existing deferred tax receivables will not be realized.

The Tax Cuts and Jobs Act (TCJA), enacted on December 22, 2017, (i) reduces the corporate tax rate to 21% effective January 1, 2018, (ii) eliminates the corporate alternative minimum tax for tax years beginning after December 31, 2017, (iii) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (iv) modifies the recognition of income rules by requiring the recognition of income for certain items no later than the tax year in which an item is taken into account as income on an applicable financial statement, and (v) significantly modifies the U.S. international tax system.

For the year ended December 31, 2017, we recorded a one-time federal deferred tax expense of $5,245 (net of state benefit) due to the enactment of TCJA and the re-measurement of deferred tax receivables

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

and payables based on the rates at which they are expected to reverse in the future, which is generally 21%. The additional tax expense resulting from the re-measurement of deferred tax receivables and payables materially impacted the Company’s 2017 effective tax rate as compared to the prior period (i.e., December 31, 2016) or the subsequent period (i.e., December 31, 2018). Finally, because the Company does not have foreign operations, it is not subject to the mandatory repatriation tax on unremitted foreign earnings (or toll charge) under the TCJA.

Tax legislation has materially impacted the Company’s 2018 adjusted effective tax rate, primarily as a result of the reduced corporate statutory tax rate.

We record a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in tax returns. We recognize potential interest and penalties related to uncertain tax positions as a component of income tax expenses.

Changes in the uncertain tax positions occur on a regular basis due to tax return examinations and settlements that are concluded, statutes of limitations that expire, and court decisions that are issued that interpret tax law. There are positions involving taxability in certain tax jurisdictions and timing of certain tax deductions for which it is reasonably possible that the total amounts of unrecognized tax benefits for uncertain tax positions will not significantly change within twelve months.

G.   Revenue recognition

Advisory fees represent amounts earned for the management of customer advisory accounts. The advisory fee revenue is comprised of a base fee based on average net assets and a performance adjustment applicable to certain equity and fixed income funds based on the performance of the fund relative to the benchmark index. The advisory fees are accrued monthly and settled the following month.

Administration fees represent mutual fund account administration revenue, service fees, record keeping fees and internal distribution revenues. The administration fee income is mainly based on a fixed percentage rate and assets under management as agreed under the contract fee schedule. Administration fees are billed on a monthly basis and collected on the last day of the month.

Certain fee income is recorded using estimates and subject to adjustment when billed. The variance between the estimated and billed revenue is reviewed on a regular basis and adjustments made as required.

Historically, the majority of advisory revenue and administration revenue earned by the Business was based on providing services to USAA Mutual Funds, under an Investment Advisory Agreement and Administration and Servicing Agreement. In accordance with the agreements, we provide investment recommendations, administrative and settlement services for each fund. We earned, from USAA, advisory fees and administration fees of $307,140 and $179,549 for the year ended December 31, 2018, $293,026 and $175,603 for the year ended December 31, 2017 and $272,235 and $170,112 for the year ended December 31, 2016, which is included in Advisory fees and Administrative fees, respectively, in the Combined Statements of Operations.

H.   Net Parent Investment

Parent’s equity (deficit) on the Combined Balance Sheets represents USAA’s net investment in the Business and is presented as “Net Parent Investment” in lieu of stockholder’s equity. The Combined Statements of Parent Equity (Deficit) include net cash transfers and other intercompany transactions between USAA and the Business as well as intercompany receivables and payables between USAA and the Business that are considered settled on a current basis. USAA performs cash management and other treasury related functions on a centralized basis for nearly all of its legal entities, which includes the Mutual Fund Business. All intercompany transactions, including dividends effected through Net Parent Investment in the accompanying Combined Balance Sheets were considered cash receipts and payments and are reflected in financing activities in the accompanying Combined Statements of Cash Flows. Refer to note 4C, Transactions with affiliates - Net Parent Investment, for further details.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

I.    Advertising

Advertising costs are expensed as incurred. Direct advertising expense was $654, $974 and $201 for the years ended December 31, 2018, 2017 and 2016, respectively, and is included within the Combined Statements of Operations. Advertising costs are incurred to market mutual funds to third parties through various media channels. The Business also receives an allocation of advertising expense as incurred from the Parent. Refer to note 4A, Transactions with affiliates - Allocated costs, for further details.

J.   New accounting pronouncements issued and adopted

During the years ended December 31, 2018, 2017 and 2016,  none of the Accounting Standards Updates (ASUs) to the FASB Codification with 2018, 2017 or 2016 adoption dates impacted our financial statements.

K.   New accounting pronouncements issued but not yet effective

The following accounting updates to the FASB Codification have been issued but are not yet effective for us:

• ASU 2014‑09, Revenue from Contracts with Customers (Topic 606); ASU 2015‑14, Revenue from Contracts with Customers Deferral of the Effective Date; ASU 2016‑08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net); ASU 2016‑10, Revenue from Contracts with Customers:  Identifying Performance Obligations and Licensing; ASU 2016‑11, Revenue Recognition and Derivatives and Hedging: Rescission of SEC Guidance Because of Accounting Standards Updates 2014‑09 and 2014‑16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting; ASU 2016‑12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients; ASU 2016‑20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers;

• ASU 2016‑13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments;
• ASU 2016‑15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments

ASU 2014‑09  (with effective date updated by ASU 2015‑14 and guidance clarified in subsequent ASUs) replaces revenue recognition requirements in Topic 605, Revenue Recognition, including an assortment of transaction- specific and industry-specific rules. The ASU establishes a principles-based model under which revenue from a contract is allocated to the distinct performance obligations within the contract and recognized in income as each performance obligation is satisfied. The guidance also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The ASU does not apply to rights or obligations associated with financial instruments (for example, interest income from loans or investments, or interest expense on debt). It also does not apply to insurance or lease contracts. The ASU allows for two adoption methods: either, (1) a company will apply the rules to all contracts existing in all reporting periods presented, subject to certain allowable exceptions (full retrospective approach); or, (2) a company will apply the rules to all contracts existing as of January 1, recognizing in beginning retained earnings an adjustment for the cumulative effect of the change and providing additional disclosures comparing results to previous rules (modified retrospective approach).

The ASU is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The standard was adopted for the annual reporting period beginning January 1, 2019. Adoption of the ASU will not have a material financial impact, but will expand quantitative and qualitative footnote disclosures for revenues related to Advisory fees and Administration fees.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

ASU 2016‑13 requires enhanced financial statement disclosures and introduces a new impairment model for financial instruments based on historical experience, current conditions and supportable forecasts. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption within certain parameters is permitted. We continue to evaluate the impact of the ASU and available adoption methods. The financial impact of adopting the ASU is yet to be determined. Planning and initial implementation efforts for the ASU are on target for adoption at the effective date above.

ASU 2016‑15 provides cash flow statement classification guidance in various areas including distributions received from equity method investees and beneficial interests in securitization transactions. The ASU is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We adopted this ASU effective for fiscal years beginning January 1, 2019 and there will be no impact resulting from the adoption.

(4)    Transactions with affiliates

A.   Allocated costs

Historically, the Business has been managed and operated by USAA, and its operations and results are primarily derived from USAA’s consolidated financial statements. As such, USAA and certain of its subsidiaries have provided certain corporate and shared services to the Business, such as rental of office space, utilities, mail processing, data processing, printing, salaries,  employee benefits, and corporate staffing services.  The directly-attributable service costs of the Business and certain shared service cost allocations are included within the Combined Statements of Operations and are based upon various formulas or affiliate agreements between USAA and its various subsidiaries, with the net amounts pertaining to the Business included in expenses.

The expense and reimbursement allocations are reflected in the Combined Statements of Operations line  items to which the services pertain,  are recognized in the period incurred, and are presented in accordance with the USAA cost allocation agreements. The amount of allocated expenses incurred for the years ended December 31, 2018, 2017 and 2016 was $175,859, $195,259 and $184,596, respectively.

These amounts are included in the Combined Statements of Operations for the years ended December 31, 2018, 2017 and 2016 as follows:

	2018	2017	2016

Compensation and benefits	$53,411	$66,844	$71,739
Data processing and communications	63,750	53,096	48,302
General and administrative	43,841	50,330	36,242
Advertising	9,678	18,403	19,095
Other expenses	5,179	6,586	9,218
Total expenses	$175,859	$195,259	$184,596

All receivables and payables between the Business and other USAA subsidiaries are deemed to be effectively settled at the time the transactions are consummated and have been accounted for through Net transfers to Parent in the Annual Audited Combined Financial Statements.

B.   Other transactions with affiliates

We are party to a Services and Cost Allocation Agreement with USAA Investment Management Company (IMCO), for costs paid on our behalf. Under this agreement, we paid $87,157 in expenses during the year ended December 31, 2018. These expenses are recognized within the various Combined Statement of Operations lines to which the services pertain. Outstanding Payables to affiliates in our Combined Balance Sheets associated with this agreement were $8,461 as of December 31, 2018.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

We were party to a Services and Cost Allocation Agreement through December 31, 2017 with IMCO and USAA Financial Advisors, Inc. (FAI), whereby we agreed to reimburse IMCO and FAI for costs paid on our behalf. Under this agreement, we paid $104,565 and $113,833 in expenses during the years ended December 31, 2017 and 2016, respectively. These expenses were recognized within the various Combined Statement of Operations lines to which the services pertain. Outstanding Payables to affiliates in our Combined Balance Sheets associated with this agreement were $10,788 as of December 31, 2017.

We have entered into a Selected Dealer Agreement with IMCO. Under the terms of the agreement we pay IMCO for its distribution and servicing with respect to its brokerage accounts that hold shares of USAA Mutual Funds. The Business provides investment advisory services and transfer agent services for the USAA Mutual Funds that are underwritten and distributed by USAA. During years ended December 31, 2018, 2017 and 2016, we incurred $43,923, $40,300 and $35,876, respectively, in Account servicing expenses in our Combined Statement of Operations. The Payable to affiliates associated with this agreement as of December 31, 2018 and 2017 was $3,681 and $3,628, respectively in our Combined Balance Sheets.

We also hold an Agency Agreement with IMCO whereby IMCO serves as limited agent by performing shareholder servicing and sub-transfer agency services for its brokerage customers invested in USAA Mutual Funds. Under this agreement, we compensate IMCO for these services by passing through to IMCO the transfer agency fees we receive from the USAA Mutual Funds. In accordance with this agreement we earned administration fees of $34,610, $32,939 and $33,355 during the years ended December 31, 2018, 2017 and 2016, respectively, which are offset equally by the related expenses incurred and reported in Account servicing expenses in our Combined Statement of Operations. The Payable to affiliates in our Combined Balance Sheets associated with this agreement was $2,977 and $2,899 as of December 31, 2018 and 2017, respectively, and an offsetting receivable balance is included in Advisory and administration fees receivable in our Combined Balance Sheets.

As discussed above, we have contracted for certain services from USAA and certain of its subsidiaries. A portion of these services relate to subscription platforms and research tools that directly support the management of USAA Mutual Funds. The outstanding payables for this portion of services are not deemed to have been settled. Accordingly, the Payable to affiliates in our Combined Balance Sheets associated with this agreement was $2,268 and $1,799 as of December 31, 2018 and 2017, respectively.

C.   Net Parent Investment

The components of the Net transfers to Parent for the years ended December 31, 2018, 2017 and 2016 are as follows:

	2018	2017	2016
Cash pooling and other financing activities	$(9,503)	$(2,143)	$(5,538)
Dividends to Parent	(19,240)	(11,000)	(10,000)
Income taxes settled through Net Parent Investment	(16,543)	(18,315)	(14,910)
Net transfers to Parent	$(45,286)	$(31,458)	$(30,448)

D.   Employee benefit plans

The employees of the Business hired before June 1, 2007 participate in a defined benefit pension plan sponsored by USAA. The employees of the Business who were hired before January 1, 2016 participate in a postretirement benefits plan sponsored by USAA provided they meet minimum age and service requirements and retire while working for us. While USAA, as parent, sponsors both plans as single employer plans, the Business accounts for these plans as multiemployer benefit plans. Accordingly, we do not record an asset or a liability to recognize the funded or unfunded status of these plans. We recognize a liability for any required contributions to the plans that are accrued and unpaid at the balance sheet date. The related pension and postretirement expenses are allocated to the Business based on salary expense of active participants for defined benefit pension plan and head count of eligible employees for postretirement benefit plan.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

Defined benefit pension plan

The total net pension benefit allocated to us under the defined benefit pension plan, and included in Compensation and benefits in the Combined Statement of Operations, was $3,057, $3,843 and $4,004 for the years ended December 31, 2018, 2017 and 2016, respectively, due to the plan being overfunded.

Postretirement benefits plan

The total net pension cost allocated to us under the postretirement benefits plan, and included in Compensation and benefits in the Combined Statement of Operations, was $907, $794 and $921 for the years ended December 31, 2018, 2017 and 2016, respectively.

Defined contribution plan

Substantially all of our employees are eligible to participate in USAA’s defined contribution plan. New participants are automatically enrolled with a contribution rate of 8% but can subsequently opt out or adjust the contribution rate.

Participants receive a dollar for dollar match up to a maximum of 8% of a participant’s compensation. Participants fully vest in the matching contributions after two years of vesting service. We contributed $4,199, $5,004 and $4,228 to the plan during the years ended December 31, 2018, 2017 and 2016, respectively. These amounts are included in Compensation and benefits in the Combined Statement of Operations.

USAA also provides another defined contribution benefit, Retirement Plus, which is available to substantially all of our employees. Retirement Plus is an age-based contribution which ranges from 3% to 9% of annual pay. The contribution is deposited into each participant’s retirement account annually, provided USAA meets or exceeds its overall performance targets. These contributions are managed by the participants. The contributions become 20% vested upon the participant’s completion of two years of vesting service and increase 20% each year such that the participant’s new retirement benefit shall be 100% vested upon the completion of six years of vesting service. We contributed $4,447, $4,837 and $4,748 to the plan during the years ended December 31, 2018, 2017 and 2016, respectively. These amounts are included in Compensation and benefits in the Combined Statement of Operations.

(5)    Fair value

FASB guidance on fair value measurements establishes a three-level valuation hierarchy for disclosure of assets and liabilities measured at fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets and liabilities that can be accessed at the measurement date.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs to the valuation methodology are unobservable for the asset or liability. We do not currently have any material financial instruments utilizing Level 3 inputs.

The fair value of the Company’s financial instruments, including Cash and cash equivalents, Advisory and administration fees receivable, Payable to members and custodians, Payable to affiliates and Accounts payable and accrued expenses approximate their carrying amounts because of the short-term maturity of these instruments, with Cash and cash equivalents considered level 1 and Advisory and administration fees receivable, Payable to members and custodians, Payable to affiliates and Accounts payable and accrued expenses considered level 2 fair value measurements.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

(6)    Software and equipment, net

Software and equipment at cost less accumulated amortization and depreciation at December 31, 2018 and 2017 are summarized as follows:

	2018	2017
Capitalized software	$8,174	$8,460
Equipment	26	98
Total	8,200	8,558
Less accumulated amortization and depreciation	(6,559)	(4,245)
Software and equipment, net	$1,641	$4,313

Amortization expense related to capitalized software was $2,668, $2,720 and $1,104 for the years ended December 31, 2018, 2017 and 2016, respectively. Depreciation expense related to equipment was $4, $4 and $8 for the years ended December 31, 2018, 2017 and 2016, respectively. Fully amortized software and equipment, with original cost of $358 and $6,192 were retired during the years ended December 31, 2018 and 2017, respectively.

(7)    Income taxes

As stated in note 3F, Significant accounting policies and pronouncements - Income taxes, the TCJA was signed into law on December 22, 2017, and permanently reduced the federal corporate income tax rate from 35% to 21%, effective January 1, 2018. Subject to the provisions of the Financial Accounting Standards Board ASC 740‑10, Income Taxes (as discussed below), the Company re-measured its deferred tax receivables and payables as of December 31, 2017 and recorded a federal income tax expense of $5,245. The Business is exclusively operated in the U.S. and has no operations in non-U.S. jurisdictions. Thus, the effects of the mandatory repatriation and other U.S. international tax provisions of the TCJA do not immediately have a material impact on our combined financial statements.

As previously discussed in note 2, although we were historically included in consolidated income tax returns of USAA, our income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in financial statements. In that event, the related deferred tax receivables and payables could be significantly different from those presented herein.

All of our income before income taxes for the years ended December 31, 2018, 2017 and 2016 was generated in the U.S. Our income tax incurred, and change in deferred income tax, differs from amounts obtained by applying the federal statutory rate of 21% for the year ended December 31, 2018 and 35% for the years ended December 31, 2017 and 2016 to income before taxes. The reconciliation of income tax computed at the U.S. federal statutory tax rate to our effective income tax rate for the tax years ended December 31, 2018, 2017 and 2016 is as follows:

	2018	2017	2016

Income before income taxes	$74,004	$47,009	$44,000

Income tax expense at statutory rate	$15,541	$16,453	$15,400
Change in tax resulting from:
State provision (net of federal benefit)	1,617	946	887
Permanent differences	24	53	42
Change in tax rate	230	5,245	6
Deferred tax reversal	509	—	—
Income tax expense	$17,921	$22,697	$16,335

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

The tax effects of temporary differences that give rise to significant portions of the deferred tax receivables and payables at December 31, 2018 and 2017 are presented below. Deferred tax receivables and payables are valued at the rates at which they are expected to reverse in the future. As a result of TCJA, the deferred tax receivables and payables for 2018 and 2017 are generally valued at 21%.

	2018	2017
Deferred tax receivable:
Accrued bonus	$6,822	$7,927
Accrued expenses	952	1,802
Other	296	71
Total deferred tax receivable	$8,070	$9,800
Deferred tax payable:
Depreciation and software amortization	(260)	(741)
Accrued bonus	(129)	—
Total deferred tax payable	(389)	(741)
Deferred income tax receivable, net	$7,681	$9,059

The Company determined that it is more likely than not to realize its deferred tax receivables.

The components of the income tax expense for the years ended December 31, 2018, 2017 and 2016 are presented below. The federal deferred income tax expense for the years ended December 31, 2018 and 2016 relates to current year tax expense mainly related to normal operations. The federal deferred income tax expense for the year ended December 31, 2017 is comprised of: (1) current year tax expense related to normal operations, and (2) tax expense related to the re-measurement of deferred tax receivables and payables from 35% to 21% (net of state benefit). The state deferred income tax expense is comprised of: (1) current year tax expense related to normal operations; and (2) change in state effective tax rates.

	2018
	Federal	State	Total
Federal and state income tax expense:
Current income tax expense	$14,557	$1,986	$16,543
Deferred tax expense	979	399	1,378
Total income tax expense	$15,536	$2,385	$17,921

	2017
	Federal	State	Total
Federal and state income tax expense:
Current income tax expense	$16,789	$1,526	$18,315
Deferred tax expense	4,454	(72)	4,382
Total income tax expense	$21,243	$1,454	$22,697

	2016
	Federal	State	Total
Federal and state income tax expense:
Current income tax expense	$13,661	$1,249	$14,910
Deferred tax expense	1,301	124	1,425
Total income tax expense	$14,962	$1,373	$16,335

As of December 31, 2018, 2017 and 2016, the Company determined that it has no material uncertain tax positions, interest or penalties as defined within ASC 740 and accordingly no additional ASC 740 disclosures are required.

USAA MUTUAL FUND BUSINESS

Notes to the Combined Financial Statements

(Dollars in thousands)

The tax years ending December 31, 2018, 2017, 2016 and 2015 remain subject to federal examination and the tax years ending December 31, 2010 through 2018 remain subject to state examination, however, the Company does not believe it is reasonably possible that the total amount of unrecognized tax benefits will significantly change within the next 12 months.

(8)    Commitments and contingencies

The Business is party to various lawsuits and claims generally incidental to our business. The ultimate disposition of these matters is not expected to have a significant adverse effect on our Combined Balance Sheets or Combined Statements of Operations.

(9)    Subsequent events

The date to which events occurring after December 31, 2018 have been evaluated for possible adjustment to the Annual Audited Combined Financial Statements or disclosure is April 26, 2019, which is the date on which the Annual Audited Combined Financial Statements were available to be issued.